Exhibit 10(o)

COOPERATION AGREEMENT

&

AGREEMENT TO FORM JOINT VENTURE

By and Between

e-Smart Technologies Inc.

and

PT Primrose Gantari Indonesia

November 8, 2004

COOPERATION AGREEMENT

&

AGREEMENT TO FORM JOINT VENTURE

TABLE OF CONTENTS

THE PARTIES

RECITALS		1

PARAGRAPH 1	APPOINTMENT AND OBLIGATIONS OF THE PARTIES	1

PARAGRAPH 2	COMPENSATION TO PRIMROSE	2

PARAGRAPH 3	FORMATION OF INDONESIAN COMPANY	2

PARAGRAPH 4	POST FORMATION ACTIVITIES TO BE PERFORMED BY PRIMROSE	2

PARAGRAPH 5	POST FORMATION ACTIVITIES TO BE PERFORMED BY E-SMART	3

PARAGRAPH 6	EXCLUSIVITY	3

PARAGRAPH 7	CONFIDENTIAL INFORMATION	3

PARAGRAPH 8	TERMINATION	5

PARAGRAPH 9	WARRANTIES; LIMITATIONS OF LIABILITY

PARAGRAPH 10	PROHIBITED PAYMENTS

PARAGRAPH 11	ASSIGNMENT

PARAGRAPH 12	GOVERNING LAW

PARAGRAPH 13	ARBITRATION

PARAGRAPH 14	COSTS AND EXPENSES	7

PARAGRAPH 15	ENTIRE AGREEMENT	7

PARAGRAPH 16	DISCLAIMER OF AGENCY	7

PARAGRAPH 17	AMENDMENTS	8

PARAGRAPH 18	NOTICES	8

PARAGRAPH 19	NO WAIVER	8

PARAGRAPH 20	FORCE MAJEURE	8

PARAGRAPH 21	FURTHER ASSURANCE	9

PARAGRAPH 22	COUNTERPARTS	9

COOPERATION AGREEMENT

&

AGREEMENT TO FORM JOINT VENTURE

THIS COOPERATION AGREEMENT & AGREEMENT TO FORM JOINT VENTURE (the “Agreement”), is made and entered into this 8th day of November, 2004, by and between e-Smart Technologies Inc., with offices located at 477 Madison Avenue, 12th Floor, New York, NY 10022 (hereinafter “e-Smart”), and PT Primrose Gantari Indonesia, a limited liability company established and existing under the laws of the Republic of Indonesia domiciled in Jakarta and having its office at Wisma Kyoei Prince 5th Floor, Jl. Jendral Sudirman Kav.3, Jakarta 10220, Indonesia (hereinafter “Primrose”). Primrose and e-Smart are sometimes collectively referred to herein as parties and individually referred to herein as a party.

RECITALS:

WHEREAS, e-Smart has developed a proprietary payment system utilizing its unique biometric verification security technology (the “e-Smart Payment System”);

WHEREAS, e-Smart seeks to license usage under the e-Smart Payment System to, and perform payment processing service for, banking institutions and/or other corporate entities in Indonesia,

WHEREAS, Primrose is engaged in the business lines of general trading, services and consulting;

WHEREAS, Primrose has an extensive network of business relationships in Indonesia and has extensive experience in marketing and promoting goods and services; and

WHEREAS, e-Smart seeks to work with Primrose in marketing and conducting such activities in Indonesia and Primrose is desirous to work with e-Smart to mutually achieve e-Smart’s goals.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

1.	Appointment And Obligations Of The Parties. With effect from the date of this Agreement e-Smart hereby appoints Primrose and Primrose hereby accepts such appointment as an exclusive marketing consultant to e-Smart to provide e-Smart with the following marketing services during the term of this Agreement:

a)	promoting and marketing the e-Smart Payment System to top 10 (ten) Indonesian banks and/or other large corporations in Indonesia (each, a “Prospective Client” and collectively “Prospective Clients”); and

b)	soliciting and procuring one or more Prospective Clients to become customer(s) of e-Smart Indonesia (as defined in Paragraph 3 below) in relation to the payment processing services.

The above mentioned services shall be carried out by Primrose in accordance with (i) this Agreement; and (ii) all applicable laws, rules and regulations of the Republic of Indonesia.

The parties hereby agree that e-Smart shall support and assist Primrose in conducting the marketing services contemplated herein and e-Smart hereby undertakes and agrees with Primrose that e-Smart shall:

a)	deliver to Primrose, from time to time, all sales material, supplemental sales material, marketing tool kits, and any other documents proposed to be used or delivered by Primrose in connection with the marketing and promotion activities of the e-Smart Payment System;

b)	provide proper instruction and training to Primrose’s marketing personnel in relation to the e-Smart Payment System; and

c)	provide other resources to support Primrose in marketing the e-Smart Payment System to the Prospective Clients.

2.	Compensation To Primrose. As compensation for Primrose in providing the services as described in Paragraph 1 above and in the event that a Prospective Client has agreed in writing (in the form of a memorandum of understanding or a binding agreement with e-Smart and/or Primrose) to retain e-Smart Indonesia to perform payment processing services, Primrose shall have the right to acquire 20% of the capital stock of e-Smart Indonesia at the time of its establishment pursuant to Paragraph 3 below.

3.	Formation of Indonesian Company. In the event that a binding agreement between a Prospective Client and e-Smart and/or Primrose as mentioned in Paragraph 2 above (the “BAgr”) has been signed, then the parties:

a)	shall establish a foreign investment (PMA) company under the laws of Indonesia in which e-Smart will hold 80% (eighty percent) of the issued capital and Primrose, pursuant to Paragraph 2.a will hold 20% (twenty percent) of the issued capital (hereinafter referred to as “e-Smart Indonesia”); and

b)	shall enter into more detailed agreements to implement the relationship outlined herein, including a Joint Service Agreement, License Agreement and such other instruments as the parties determine (collectively the “Definitive Agreement”)

The parties hereby agree to use their best efforts to establish e-Smart Indonesia and to execute the Definitive Agreement within 90 (ninety) days of the execution of the BAgr.

4.

Post Formation Activities To Be Performed By Primrose. After the establishment of e-Smart Indonesia, Primrose shall assist e-Smart Indonesia in dealing with government officials in Indonesia, including assisting e-Smart Indonesia in obtaining official approvals as may be required for having the

e-Smart Payment System accepted as a nationally recognized method of assuring retail payment security in Indonesia.

5.	Post Formation Activities To Be Performed By E-Smart. After the establishment of e-Smart Indonesia, e-Smart shall perform the following activities in the operation of e-Smart Indonesia:

a)	license the e-Smart Payment System and the components thereof to e-Smart Indonesia to permit e-Smart Indonesia to perform processing services for banks and/or other corporate entities in Indonesia. Such license shall include the right to use e-Smart proprietary biometric verification security system technology (“BVS2™”) for use on payment cards, the right to use e-Smart smart cards, the right to use e-Smart trade secrets in performing processing services and the right to use e-Smart service mark in performing such services;

b)	perform payment clearing services through the e-Smart payment gateway and global transaction network;

c)	provide management, training and other resources to support the operation of e-Smart Indonesia; and

d)	provide marketing support to assist e-Smart Indonesia in marketing e-Smart Indonesia’s services to banks and and/or other corporate entities in Indonesia.

6.	Exclusivity. e-Smart agrees that;
a)	during the term of this Agreement, e-Smart shall not directly or indirectly (through other person(s) or entity(ies));

i.	promote and market the e-Smart Payment System to any bank and/or any corporate entity in Indonesia; and

ii.	solicit any bank and/or any corporate entity in Indonesia to become a customer of e-Smart or its subsidiary or other party appointed by e-Smart in relation to the e-Smart Payment System and/or payment processing services.

b)	upon and after the establishment of e-Smart Indonesia, all of the payment processing service which it shall perform for banks and/or other corporate entities located in Indonesia shall be conducted solely through e-Smart Indonesia.

7.	Confidential Information. With respect to the information exchanged between the parties during the term of this Agreement, the following provisions shall apply:

a)

Subject to section 7(d) below, Confidential Information means any material, data or information in whatever form or media of a party (“Disclosing Party”) that is provided or disclosed to the other party (“Receiving Party”). Confidential Information shall include, without limitation, the following information, whether disclosed orally or not mark confidential; all written reports and documents (including technical and non-technical data embodied therein); all financial and operational information and other matters relating to the operation of the party’s business, including information relating to actual or potential customer and customer lists, business forecasts and projections, accounting, finance or tax information, pricing information, and any information relating to the corporate and/or operational structure of the parties ; and all materials or information subject to ant patent, copyright, trademark, trade secret or other intellectual or proprietary right of a party.

b)	The Receiving party agrees to exercise the same degree of care and protection with respect to the Confidential Information of Disclosing Party that it exorcises with respect to its own Confidential information and not to directly or indirectly disclose, copy, distribute, republish, or allow any third party to have access to any Confidential Information of the Disclosing Party.

Not withstanding the above, the receiving Party may disclose the Confidential information: (a) to prospective customers solely for purpose of the preparation and execution of a proposal under this Agreement; (b) to its authorized employees and agents who have a need to know; (c) if so required by law (including court order or subpoena), provided that disclosure is made in accordance with the terms of section 7 of this Agreement. Notwithstanding any termination of this Agreement, each party shall continue to employ such means of protection for such proprietary matter five (5) years after transmittal to the other party, and thereafter shall abide by any continuing limitation applicable under pertinent trademark, patent, trade secret or copyright laws,

c)	The standard of care imposed on the party receiving such proprietary matters will consist at least the same level of effort it employs to avoid unauthorized use, disclosure, or dissemination of its own proprietary matters of similar value and sensitivity.

d)	The term Confidential Information shall not include any information that is:

i.	Publicly available or later becomes available other than through a breach of this Agreement or acquired without restrictions by the Disclosing Party or by a third party;

ii.	Known to the receiving Party or its employees or agents prior to such disclosure or independently developed by Receiving Party or its employees or agents subsequent to such disclosure; or

iii.	Subsequently lawfully obtained by the Receiving Party or its employees or agents from a third party without obligations of confidentiality.

e)	Other than a limited right of use consistent with the intent and purposes of this Agreement, no right or license to the Receiving Party under any trademark, trade secret, patent copyright or other intellectual or proprietary right is either granted or implied by transmittal of any Confidential Information to the Receiving Party. The Receiving Party is expressly prohibited from using any Confidential Information for its own use and benefit without the consent of the Disclosing Party except for submitting a proposal to prospective customer.

f)	Each party shall designate in writing one or more individuals within its organization as the person or person for receiving all written proprietary matters exchanged between the parties pursuant to this Agreement. Any replacement of such person or persons by a party shall be communicated to the other party in writing.

g)	This Agreement shall not preclude either party from making disclosures of Confidential Information to prospective customer is the subject of a confidentiality or non-disclosure agreement (“Confidentially Agreement”) that: (a) contains terms substantially similar to those set forth in this Section 7 protecting each party’s Confidential Information; (b) limits the use of such Confidential Information to evaluation of the proposal; and (c) prohibits further copying, dissemination, or use thereof; provided; however, that any such Confidential Information disclosed or delivered to the prospective customer shall be appropriately marked with restrictive notices, it is further understood that either party, upon notifying the other, may disclose to any of its subsidiaries, in connection with the effort contemplated by this Agreement, any matter made available by the Disclosing Party under this Agreement, provided that each subsidiary, prior to such disclosure shall have to agree to be bound by the provisions of this Section 7.

h)	The Receiving Party shall not disclose Confidential Information to any of its employees or agents unless and until such employee or agents has been made aware that his or her obligations under this Agreement.

i)	Unless otherwise agreed to by the parties in writing, upon the earlier of: (i) termination or expiration of this Agreement; or (ii) request of the Disclosing Party, the Receiving Party shall promptly return the Disclosing Party’s Confidential Information.

j)	The terms of this Section 7 shall survive the expiration or termination of this agreement.

8.	Termination. Except as expressly provided in Sections 7 and 12 hereof, all rights and obligations of the parties under this Agreement shall terminate upon occurrence of one or more of the following:

a.	Mutual written agreement of the parties to terminate this Agreement;

b.	A Material breach by either party of any of provisions contain herein; or

c.	After 1 (one) year from the date of the execution of this Agreement, no BAgr has been signed.

14.	Costs and Expenses. Any and all expenses and costs in connection with the implementation of this Agreement, including but not limited to all expenses incurred in relation to (i) the marketing of the e-Smart Payment System by Primrose; (ii) the solicitation of the Prospective Clients as stipulated in Paragraph 1.b above; and (iii) the establishment of e-Smart Indonesia, shall be borne by e- Smart.

15.	Entire Agreement. The foregoing paragraphs and references contain the entire agreement between parties and supersede any previous understandings, commitments or agreements (oral or written) between the parties.

16.	Disclaimer of Agency. This Agreement does not constitute either party as the legal representative or agent of the other party. Neither party shall have the authority to assume, create or incur any liability of any kind in the name of or on behalf of the other party, except as expressly permitted herein.

17.	Amendments. No modification or amendment of this Agreement shall be effective unless it is reduced to writing and is executed by a duly authorized representative of each of the parties.

18.	Notices. Any notice or other communication under or in connection with this Agreement shall be in writing, and may be delivered personally or sent by courier service or facsimile, to the recipient party at the address set out below:

Primrose:

PT PRIMROSE GANTARI INDONESIA

Wisma Kyoei Prince 5th Floor

JI Jendral Sudirman Kav.3

Jakarta 10220

Indonesia

Phone No.	: (62-21) 572-3445
Fax No.	: (62-21) 572-3847
Attention	: Board of Directors

e-Smart:

E-SMART TECHNOLOGIES INC.

477 Madison Avenue, 12th Floor

New York, NY 10022

USA

Phone No.	:+1-408-577-1950
Fax No.	: +1-408-904-7302
Attention	: Mary A. Grace – President & CEO

Any notice or other communication is deemed to have been duly given: (i) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent to the intended recipient by personal delivery or courier service; or (ii) upon actual receipt at the intended recipient’s address if delivered personally or sent by courier service, as evidenced by a signed acknowledgement of receipt.

19.	No Waiver. Neither party shall be considered to have waived any provision of this Agreement unless such waiver is in writing duly signed by such party. A waiver by a party of any particular provision of this Agreement shall not be deemed to constitute a waiver in the future of the same or any other provision hereof.

20.

Force Majeure. The parties agree they are not responsible to each other for any failure or delay in performance of this Agreement when such delay or failure is owing to any cause or circumstance beyond the reasonable control of the party affected, including but not limited to acts of God, war, warlike conditions, hostilities, vandalism, insurrections, riots, civil commotion, criminal actions, labor strikes, slowdowns, lockouts or other disputes, national emergencies, martial law, or any law, order or action of any governmental or military authority, whether d____ jure or de facto (each a “force majeure”).

In any such instance, the affected party shall give due notice in writing to the other party within 7 (seven) days of the occurrence of such force majeure providing satisfactory proof in respect thereof and a statement as to the anticipated effect and duration of such force majeure. Additionally, the affected party shall take all action within its power to fulfill its obligations under this Agreement as fully as possible and to preserve the respective interests of the parties hereto so long as the force majeure continues. Additionally, it is understood and agreed that performance shall be excused only during the period and to the extent that such delay or failure is caused by a force majeure and the affected party has complied in all respects with the provisions of this Paragraph 20.

21.	Further Assurance. Each party agrees to do such acts and execute such documents as may be necessary or helpful to fully accomplish the objectives an___ purposes hereof.

22. Counterparts. This Agreement shall be executed in 2 (two) counterparts each of which shall be deemed an original document for all purposes whatsoever.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day an___ year first written above.

PT PRIMROSE GANTARI INDONESIA		e-SMART TECHNOLOGIES, Inc
[SEAL]

By	/s/ Illegible	By	/s/ Mary A. Grace
Title:	President Director	Name:	Mary A. Grace
		Title:	President & CEO

By	/s/ Illegible
Name:	Illegible